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                                                                     EXHIBIT 8.2

                                                                       [ ], 2007

Yingli Green Energy Holding Company Limited
No. 3055 Middle Fuxing Road
Baoding 071051
People's Republic of China

Ladies and Gentlemen:

      We have acted as United States counsel to Yingli Green Energy Holding Company Limited (the "Company"), in connection with the Registration Statement on Form F-1 (File No. 333-147223), including the prospectus contained therein (together, the "Registration Statement"), filed by the Company with the U.S. Securities and Exchange Commission (the "Commission") under the U.S. Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of shares of the Company's Common Stock, par value US$0.01 per share, which will be represented by American Depositary Shares evidenced by American Depositary Receipts, and the Company's Zero Coupon Convertible Senior Notes due 2012.

      We have examined the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations as we have deemed necessary or appropriate as a basis for the opinion hereinafter set forth. In such examination, we have assumed the accuracy of

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                                  -2-                                 [ ], 2007

the factual matters described in the Registration Statement and that the Registration Statement and other documents will be executed by the parties in the forms provided to and reviewed by us.

      Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, we hereby confirm that the statements set forth under the caption "Taxation - United States Federal Income Taxation," to the extent they state matters of law or legal conclusions, constitute the opinion of Simpson Thacher & Bartlett LLP.

      We do not express any opinion herein concerning any law other than the United States federal income tax law.

      We hereby consent to the filing of this opinion with the U.S. Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the headings "Legal Matters" and "Taxation -- United States Federal Income Taxation" in the Registration Statement.

                                          Very truly yours,

                                          SIMPSON THACHER & BARTLETT LLP